EXHIBIT 32.2

VIKING ENERGY GROUP, INC.

Certification Pursuant to18 U.S.C. Section 1350, as Adopted

Pursuant toSection 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Viking Energy Group, Inc. (the Company) on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Tom Simeo, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2020	By:	/s/ Frank W. Barker, Jr.
Frank W. Barker, Jr.
Principal Financial and Accounting Officer